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                                                                     EXHIBIT 5.1

                                  July 20, 2000


ClickSoftware Technologies Ltd.
34 Habarzel Street
Tel Aviv, Israel

     RE:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about July 20, 2000 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 140,553 Ordinary Shares (the "1996 Option Shares") to be issued under the Company's 1996 Option Plan (the "1996 Plan"); 281,462 Ordinary Shares (the "1997 Option Shares") to be issued under the Company's 1997 Option Plan (the "1997 Plan"); 473,636 Ordinary Shares (the "1998 Option Shares") to be issued under the Company's 1998 Option Plan (the "1998 Plan"); 558,933 Ordinary Shares (the "1999 Option Shares") to be issued under the Company's 1999 Option Plans (the "1999 Plans"); 153,000 Ordinary Shares (the "2000 U.S. Option Shares") to be issued under the Company's 2000 U.S. Option Plan (the "2000 U.S. Plan"); 169,200 Ordinary Shares (the "2000 Israeli Option Shares") to be issued under the Company's 2000 Israeli Plan (the "2000 Israeli Plan"); 2,677,800 Ordinary Shares (the "2000 Post-IPO Option Shares", and collectively with the 2000 U.S. Option Shares and the 2000 Israeli Option shares, the "2000 Option Shares") to be issued under the Company's 2000 Share Option Plan (the "2000 Post-IPO Plan", and collectively with the 2000 U.S. Plan and the 2000 Israeli Plan, the "2000 Plans"); and 800,000 Ordinary Shares (the "ESPP Shares") to be issued under the Company's 2000 Employee Share Purchase Plan (the "ESPP").

     As your legal counsel, we have examined the proceedings taken in connection with the sale and issuance of the 1996 Option Shares, 1997 Option Shares, the 1998 Option Shares, 1999 Option Shares, the 2000 Option Shares and the ESPP Shares (collectively, the "Shares"). It is our opinion that the Shares, when issued and sold in the manner referred to in the 1996 Plan, the 1997 Plan, the 1998 Plan, the 1999 Plans, the 2000 Plans and the ESPP (collectively, the "Plans"), and pursuant to the agreements which accompany the Plans, as applicable, will be legally and validly issued, fully paid and nonassessable.

     This opinion is limited to the laws of the State of Israel currently in force. In rendering this opinion, we have examined certain instruments and other documents and have assumed (i) the authenticity of all documents submitted to us as originals, the conformity with the originals thereof of all documents submitted to us as copies or drafts and the authenticity of such originals; (ii) the genuineness of all signatures; (iii) the legal capacity of each natural person signatory to any of the documents reviewed by us; (iv) the accuracy and completeness of all minutes, resolutions and records which we have seen; and (v) the accuracy in all material respects of any and all representations of fact expressed in or implied by the documents we have examined.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                        Sincerely,

                                        /s/ EFRATI, GALILI & CO.

                                        EFRATI, GALILI & CO.